                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         July 15, 2005 (July 13, 2005)

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                         NORTHSTAR REALTY FINANCE CORP.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       MARYLAND                     001-32330                  11-3707493
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   (STATE OR OTHER                 (COMMISSION                (IRS EMPLOYER
   JURISDICTION OF                 FILE NUMBER)             IDENTIFICATION NO.)
    INCORPORATION)

                 527 MADISON AVENUE, 16TH FLOOR, NEW YORK 10022
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (212) 319-8801
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

                         NORTHSTAR REALTY FINANCE CORP.
                           CURRENT REPORT ON FORM 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On July 13, 2005, NRFC WA Holdings, LLC ("NRFC WA"), a subsidiary of
NorthStar Realty Finance Corp. (the "Company") entered into a master repurchase agreement with Wachovia Bank, National Association, ("Wachovia Bank"). NRFC WA
may borrow up to $150 million (which maximum borrowing amount may be increased to $300 million in Wachovia Bank's sole discretion) under this credit facility in order to finance the acquisition of the following types of assets:

(1)      performing whole loans secured by first priority liens on industrial, mobile home park, retail, office, hotel, self-storage facility or multifamily properties (such properties being collectively referred to as "Commercial Real Estate" and such loans being referred to as "Whole
         Loans");

(2)      senior or junior participation interests or a B notes in a performing whole loans on Commercial Real Estate ("Junior Interests");

(3)      performing mezzanine loans secured by a lien and pledge of the equity of the entity that directly or indirectly owns income producing
         Commercial Real Estate ("Mezzanine Loans");

(4)      Whole Loans, or performing Junior Interests or Mezzanine Loans in which the related senior loan is secured by a first priority lien on
         Commercial Real Estate, in which the underlying Commercial Real Estate is 100% leased under a credit tenant lease to, or guaranteed in full by, a credit tenant and such loan is secured by a first priority lien on all payments due under such credit tenant lease;

(5)      Whole Loans described in clause (4) above in all respects except for the failure to satisfy the ratings requirements for a credit tenant;
         and

(6)      B- or higher rated commercial mortgage backed securities ("CMBS").

         Advance rates under the facility range from 55% to 95% of the value of the assets for which the advance is made. Amounts borrowed under the facility bear interest at one-month LIBOR plus a spread which ranges from 0.20% to 3.00%, depending on the type of asset for which the amount is borrowed. In addition,
NRFC WA must pay an unused facility fee equal to 0.25% of the unused portion of the facility, commencing 120 days after July 13, 2005, payable quarterly in arrears. The Company has agreed to guaranty amounts borrowed by NRFC WA under the facility up to a maximum of $20 million.

         The facility has an initial term of three years and an initial maturity date of July 13, 2008.

NRFC WA may extend the term of the facility for one year if it is not in default and pays an extension fee of 0.25% of the aggregate amount then outstanding under the facility. If NRFC WA extends the facility's term, it will be required to retire 25% of the aggregate amount then outstanding under the facility during each quarter of the remaining year of the term.

         NRFC WA paid Wachovia Bank a $750,000 structuring fee in connection with the execution of this facility.

         The debt that may be outstanding under the facility is subject to a number of terms, conditions and restrictions including, without limitation, scheduled interest payments, the maintenance of certain margin percentages on amounts outstanding under the facility. If the market value of an asset securing outstanding debt declines, NRFC WA may be required to satisfy a margin call by paying cash or providing additional collateral. Failure to meet any margin call could result in an event of default which would enable Wachovia Bank to exercise various rights and remedies including acceleration of the maturity date of the debt outstanding under the facility and the sale of the collateral.

         As of July 15, 2005, NRFC WA has not borrowed any amounts under this facility.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 15, 2005                     NORTHSTAR REALTY FINANCE CORP.

                                          By:  /s/ Mark E. Chertok
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                                               Name: Mark E. Chertok
                                               Title: Chief Financial Officer